COOPERS & LYBRAND L.L.P.
                              136-300 Main Street
                          Princeton Forrestal Village
                          Princeton, New Jersey 08540



                                             August 22, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

     We have read the statements made by American Metals Service, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of August 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                             Very truly yours,



                                             /s/ Coopers & Lybrand, L.L.P.
                                             ----------------------------------
                                             Coopers & Lybrand, L.L.P.


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